EXECUTION COPY




















                             CO-PROMOTION AGREEMENT

                                     between

                  SMITHKLINE BEECHAM CONSUMER HEALTHCARE, L.P.

                                       and

                        COLLAGENEX PHARMACEUTICALS, INC.









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                             CO-PROMOTION AGREEMENT
                                     between
                  SMITHKLINE BEECHAM CONSUMER HEALTHCARE, L.P.
                                       and
                        COLLAGENEX PHARMACEUTICALS, INC.

1.             DEFINITIONS..............................................
2.             APPOINTMENT..............................................
3.             DUTIES OF THE PARTIES....................................
               3.1.     ROMOTION OF DENAVIR(R)..........................
               3.2.     SALES TRAINING..................................
               3.3.     SAMPLES.........................................
               3.4      OVERSIGHT TEAM..................................
4.             COMPENSATION.............................................
5.             TRADEMARKS...............................................
6.             CLINICAL TRIALS..........................................
7.             COMMUNICATIONS...........................................
8.             ADVERSE EXPERIENCE REPORTING AND
                 REGULATORY MATTERS.....................................
9.             MISCELLANEOUS............................................
10.            RETURN/RECALL............................................
11.            FORCE MAJEURE............................................
12.            SECRECY AND NON-USE......................................
13.            TERM AND TERMINATION.....................................
14.            RECORDKEEPING PROVISIONS.................................
15.            WARRANTIES, REPRESENTATIONS, INSURANCE AND
                 INDEMNIFICATIONS.......................................
16.            WAIVER/MODIFICATION......................................
17.            HEADINGS.................................................
18.            GOVERNING LAW............................................
19.            SEPARABILITY.............................................
20.            ENTIRE AGREEMENT.........................................
21.            NOTICE...................................................
22.            DISPUTE RESOLUTION.......................................
23.            PUBLIC ANNOUNCEMENTS.....................................
24.            ASSIGNMENT...............................................
25.            EXECUTION IN COUNTERPARTS................................
               SIGNATURES...............................................

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                             CO-PROMOTION AGREEMENT
            SMITHKLINE BEECHAM CONSUMER HEALTHCARE, L.P.-COLLAGENEX
                              PHARMACEUTICALS, INC.



         THIS CO-PROMOTION AGREEMENT (hereinafter "AGREEMENT"), effective as of October 13, 1998 (hereinafter "EFFECTIVE DATE"), is entered into by CollaGenex Pharmaceuticals, Inc., a company organized and existing under the laws of the state of Delaware, U.S.A., and having its principal office at 301 South State Street, Newtown, Pennsylvania 18940 (hereinafter "COMPANY"), and SmithKline Beecham Consumer Healthcare, L.P., a Delaware limited partnership having its principal office at 100 Beecham Drive, Pittsburgh, PA 15230 (hereinafter "SB").

        WHEREAS,  the  COMPANY  desires to obtain the right from SB to engage in the direct PERSONAL SELLING (as hereinafter defined) and PROMOTION (as hereinafter defined) in the TERRITORY (as hereinafter defined) of DENAVIR(R) (as hereinafter defined) to TARGET PRESCRIBERS (as hereinafter defined); and

        WHEREAS, SB desires to grant COMPANY such right for a certain period of time on the terms and conditions set forth in this AGREEMENT;

        NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, and otherwise to be bound by proper and reasonable conduct, the parties agree as follows









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1.       DEFINITIONS

1.1 "AFFILIATE(S)" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this AGREEMENT where "owns" or "ownership" means possession of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this AGREEMENT.

1.2 "AGENCY(IES)" shall mean any and all state and federal governmental regulatory authority(ies) in the TERRITORY responsible for granting approvals for the sale of pharmaceutical products, including, without limitation, DENAVIR(R).

1.3 "PERSONAL SALE" shall mean a face-to-face meeting, in an individual or group practice setting, between a TARGET PRESCRIBER, and a professional sales representative of COMPANY, as documented by COMPANY's call reporting system, during which a MAJOR PRESENTATION of DENAVIR(R) is made to such health care professional, provided that for any such meeting to be within the scope of the term `PERSONAL SALE', no more than two (2) MAJOR PRESENTATIONS and, when appropriate, one minor presentation of Periocheck (a chair-side assay that tests for the presence of neutral protease enzymes) may be carried out. When used as a verb, "PERSONAL SELLING" shall mean to engage in a PERSONAL SALE.

1.4 "DENAVIR(R)" shall mean SB's prescription brand of penciclovir cream, in all dosage forms and package configurations, and all prescription indications for which SB has received all requisite marketing approvals from the AGENCIES as of the EFFECTIVE DATE, or receives during the TERM OF THE AGREEMENT. For the avoidance of doubt, the term "DENAVIR(R)" shall not include penciclovir cream, in any dosage form or package configuration, for any over-the-counter indications.

1.5 "DENAVIR(R) PROMOTION INITIATION DATE " shall mean the date, as confirmed by COMPANY in writing to SB, of COMPANY's commencement of PERSONAL SELLING and PROMOTION of DENAVIR(R) in the TERRITORY to TARGET PRESCRIBERS, provided such commencement is on or before the date set forth in paragraph 3.1.3.

1.6 "DENAVIR(R) PRESCRIPTION BASELINE" shall mean, for any particular period, the number of prescriptions of DENAVIR(R) attributable to TARGET PRESCRIBERS which are projected to be generated as a result of SB marketing tactics during such period and seasonal and historical business trends. For the first PROMOTION PERIOD, the DENAVIR(R) PRESCRIPTION BASELINE shall be equal to * prescriptions of DENAVIR(R). DENAVIR(R) PRESCRIPTION BASELINE for additional PROMOTION PERIODS, if any, shall be mutually agreed upon by the parties. The calculation of the

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*    Confidential  information  has been omitted and filed  separately  with the
     Securities and Exchange Commission.

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         DENAVIR(R)  PRESCRIPTION  BASELINE  for the first  PROMOTION  PERIOD is attached hereto as Appendix A.

1.7 "GROSS PRESCRIPTIONS" shall mean, for any particular time period, the number of prescriptions for DENAVIR(R) which are attributable to TARGET PRESCRIBERS for the particular time period, as reported to SB by the NDC Monthly Prescriber by Specialty Report, or such other third party reporting system mutually agreed upon by the parties.

1.8 "INCREMENTAL RX" shall mean, for any particular time period, GROSS PRESCRIPTIONS during such time period minus the DENAVIR(R) PRESCRIPTION BASELINE for such time period (as determined in accordance with Paragraph 1.6).

1.9 "PERIOSTAT(R)" shall mean COMPANY's brand of doxycycline, in all dosage forms and package configurations, and all indications for which COMPANY may receive all requisite marketing approvals from the AGENCIES prior to or during the TERM OF THE AGREEMENT.

1.10     "MAJOR   PRESENTATION"  shall  mean  a  full   pharmaceutical   product
         presentation during which key attributes of such product, including without limitation safety and efficacy, are verbally presented.

1.11 "PROMOTION" shall mean those activities normally undertaken by a pharmaceutical company's sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular prescription pharmaceutical product. When used as a verb, "PROMOTE" shall mean to engage in such activities.

1.12 "PROMOTION PERIOD" shall mean a period of time established in accordance with this Agreement. The first PROMOTION PERIOD shall be the period of time following the DENAVIR(R) PROMOTION INITIATION DATE through March 31, 1999. Subsequent PROMOTION PERIODS, if any, shall be mutually agreed upon by the parties.

1.13     "TARGET PRESCRIBERS: shall mean board eligible/certified dentists.

1.14 "TERM OF THE AGREEMENT" shall mean the period of time beginning on the EFFECTIVE DATE and ending March 31, 1999, unless extended in accordance with Paragraph 13.1.

1.15 "TERRITORY" shall mean the fifty (50) states of the United States of America and the District of Columbia.

1.16 "THIRD PARTY(IES)" shall mean any party other than a party to this AGREEMENT or an AFFILIATE.

2.       APPOINTMENT

2.1 During the TERM OF THE AGREEMENT, SB grants COMPANY the right to directly PROMOTE and conduct PERSONAL SELLING of DENAVIR(R) to TARGET

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         PRESCRIBERS  in  the  TERRITORY,  in  accordance  with  the  terms  and conditions set forth in this AGREEMENT. For the avoidance of doubt, COMPANY shall have no rights to PROMOTE or conduct PERSONAL SELLING of DENAVIR(R) as an over-the-counter product pursuant to this AGREEMENT.

3.       DUTIES OF THE PARTIES
         ---------------------

3.1      PROMOTION OF DENAVIR(R)

         3.1.1 During the TERM OF THE AGREEMENT after the DENAVIR(R) PROMOTION INITIATION DATE, COMPANY shall diligently PROMOTE and conduct PERSONAL SELLING of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY. COMPANY warrants and represents that any professional sales representatives (or equivalents thereof) used by COMPANY to PROMOTE DENAVIR(R) to TARGET PRESCRIBERS, in furtherance of this AGREEMENT, shall do so solely in accordance with the provisions of this AGREEMENT.

                  3.1.1.1 During the TERM OF THE AGREEMENT, the position of the MAJOR PRESENTATION of DENAVIR(R) during all PERSONAL SALES to TARGET PRESCRIBERS shall be either in the first or in the second position.

                  3.1.1.2 Notwithstanding Paragraph 3.1.1.1, COMPANY will employ its expertise, best professional judgment, and working relationship with TARGET PRESCRIBERS, in the TERRITORY to ensure that its professional sales force positions DENAVIR(R) to ensure maximum prescription generation within each PERSONAL SALE.

         3.1.2 During the TERM OF THE AGREEMENT after the DENAVIR(R) PROMOTION INITIATION DATE, COMPANY's management of its professional representatives shall reflect its commitment to the PROMOTION of DENAVIR(R) to TARGET PRESCRIBERS, in the TERRITORY as a major priority to COMPANY.

         3.1.3 COMPANY shall commence PROMOTION and PERSONAL SELLING of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY no later than one (1) week after COMPANY completes its launch/training meeting for DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY. The launch/training meeting of DENAVIR(R) is scheduled to be held on October 13, 1998 in Philadelphia, PA (the "Launch Meeting").

         3.1.4 Except as specifically set forth herein, SB shall retain full control of all activities with respect to DENAVIR(R), including, without limitation, all regulatory, clinical, marketing, distribution and manufacturing matters. In particular, SB shall retain full control of the following matters:

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                  3.1.4.1  The types of  promotional  materials  and  literature
                           (including quantities) and other support that will be provided by SB, provided that such support shall be in accordance with Paragraph 3.1.5.

                  3.1.4.2 The quantity and timing of distribution of samples of DENAVIR(R) to be used by COMPANY to PROMOTE DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY, provided that such support shall be in accordance with Paragraph 3.1.3; and

                  3.1.4.3 The guidelines for the use of promotional materials and literature by COMPANY's professional sales force in their PERSONAL SELLING and PROMOTION of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY.

         3.1.5 All promotional materials, literature and samples to be used by COMPANY in the TERRITORY in connection with the PROMOTION of DENAVIR(R) to the TARGET PRESCRIBERS shall be supplied to COMPANY by SB. The parties shall share the costs and expenses for the production of promotional materials and literature in accordance with Paragraph 3.1.12. The storage by COMPANY and distribution of such promotional materials and literature to COMPANY's professional representatives shall be at COMPANY's expense. Sample storage and distribution will be handled in accordance with Paragraph 3.3.

                  3.1.5.1 The determination of the content of the promotional materials and literature related to DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY shall be solely within the control of SB. The quantity and the method of distribution of such materials shall be mutually agreed upon by the parties; provided that in no event shall such materials be distributed to COMPANY less often than SB's standard promotional cycles for such materials. SB shall periodically provide guidelines to COMPANY concerning the distribution of such materials to TARGET PRESCRIBERS. The parties agree to discuss in good faith the desirability of having the names and logos of both SB and COMPANY appear on certain promotional materials.

                  3.1.5.2 In connection with the PERSONAL SELLING and PROMOTION of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY, COMPANY warrants and represents that (a) it and its professional sales representatives shall use only promotional materials, literature, and samples provided by SB under this AGREEMENT, (b) such materials, literature, and samples shall be used by COMPANY only for the purposes of this AGREEMENT, (c) all materials, literature and samples which are not used during the TERM OF THE AGREEMENT shall be returned to SB as soon as practicable after the expiration or termination of this AGREEMENT, and (d) any promotional material, promotional

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                           literature,  and samples  supplied by SB shall not be
                           misbranded, changed, altered or adulterated prior to their distribution by COMPANY or its professional
                           sales   representatives.   All  copyright  and  other
                           intellectual property rights as well as any other rights and interests with respect to such materials, literature and samples shall remain vested in SB.

         3.1.6 COMPANY hereby warrants and represents that, in the course of its PERSONAL SELLING and PROMOTION of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY, it will (a) limit its claims of efficacy and safety for DENAVIR(R) to those which are consistent with SB's approved product circular for DENAVIR(R),
                  (b) not delete or modify claims of efficacy and safety in the PROMOTION of DENAVIR(R) so that they are different in any way from those which are contained in SB's approved product circular for DENAVIR(R), or make any changes in promotional materials and literature provided by SB, and (c) PROMOTE and make PERSONAL SALES of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY in strict adherence to regulatory, professional, and legal requirements and the American Medical Association Gifts to Physicians From Industry Guidelines.

         3.1.7 COMPANY further warrants and represents that, in connection with its PERSONAL SELLING and PROMOTION of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY, it shall comply with all of the applicable state and federal laws and regulations of the TERRITORY, and shall not knowingly or negligently do anything which will jeopardize the goodwill or reputation of DENAVIR(R).

         3.1.8 The professional representatives of COMPANY who are utilized by COMPANY in accordance with this AGREEMENT shall remain exclusively under the authority of COMPANY's field sales management. Except as otherwise provided in Paragraphs 3.1 and 3.2, COMPANY shall have full responsibility for the dissemination of information for the PERSONAL SELLING and PROMOTION of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY to its professional sales representatives based on information provided to COMPANY by SB under this AGREEMENT.

         3.1.9 The parties shall cooperate in conventions and related educational activities, when such cooperation would be mutually beneficial, for the PROMOTION of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY where effective synergies can be attained, as mutually agreed upon by the parties. The funding of expenses related to such activities will be apportioned between the parties pursuant to terms to be mutually agreed upon.

         3.1.10 SB shall have the sole right and responsibility for establishing and modifying the terms and conditions with respect to the sale of DENAVIR(R) in the TERRITORY, including the selling price, as well as any terms and conditions relating to or

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                  affecting  the  price at which  DENAVIR(R)  will be sold,  any discount attributable to payments on receivables, distribution of DENAVIR(R) in the TERRITORY, credit to be granted or refused, and the like.

         3.1.11 All sales of DENAVIR(R) in the TERRITORY, including those attributable to TARGET PRESCRIBERS, shall be booked by SB.

         3.1.12 SB shall be responsible for the costs and expenses related to the production of promotional material, literature, and sales aids for the PERSONAL SALES reasonably expected to be conducted in the period from the EFFECTIVE DATE through December 31, 1998. Thereafter, the parties shall equally share the costs and expenses related to the production of promotional material, literature, sales aids; provided that neither party shall be obligated to contribute more than $50,000 in the aggregate toward such costs and expenses for the remainder of the first PROMOTION PERIOD, unless otherwise agreed upon by the parties.

3.2      SALES TRAINING

         3.2.1 COMPANY shall pay for all expenses incurred by COMPANY which are associated with the Launch Meeting and all subsequent training meetings for its professional representatives, except as otherwise provided in Paragraph 3.2.2. SB shall bear all expenses incurred by SB which are associated with its participation in the Launch Meeting.

         3.2.2 SB shall, at its expense, provide the COMPANY's current sales representatives with promotional training regarding the PERSONAL SELLING and PROMOTION of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY at the Launch Meeting, provided that such training shall be at the same level of product training as that which would be provided to SB's own sales representatives who have previous professional pharmaceutical sales experience. After the Launch Meeting, SB shall provide promotional training of newly hired COMPANY sales representatives regarding the PERSONAL SELLING and PROMOTION of DENAVIR(R) at regularly scheduled meetings that SB has organized for its own sales force. COMPANY shall bear all travel and living expenses incurred by COMPANY related to all such training of its professional sales representatives.

         3.2.3 During the TERM OF THE AGREEMENT, COMPANY shall obtain all training materials it may reasonably require related to the promotion of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY from SB The training materials used by SB in the training of COMPANY sales representatives in accordance with Paragraphs
                  3.2.1 and 3.2.2 shall be provided to COMPANY at SB's expense.

         3.2.4 During the TERM OF THE AGREEMENT, COMPANY shall train their sales representatives and clinical safety representatives on the collection of data for

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                  Adverse  Experiences  (as defined in Paragraph  8.1),  and the reporting thereof to SB, in accordance with the procedures and timelines set out in Article 8.

3.3      SAMPLES

         3.3.1 Samples of DENAVIR(R) to be used by COMPANY under this AGREEMENT shall be sent to COMPANY or its designees at the expense (internally charged standard unit cost plus shipping and handling) of SB. The storage and distribution of such samples to professional representatives shall be at COMPANY's expense.

         3.3.2 COMPANY shall receive amounts of such samples as determined by SB, and at appropriate intervals which reasonably comply, to the extent possible, with both SB's and COMPANY's shipping schedules. SB shall periodically provide COMPANY with guidelines concerning the distribution of samples to TARGET PRESCRIBERS.

         3.3.3 COMPANY warrants and represents that it shall establish, maintain and adhere to written procedures to assure that COMPANY's receipt, storage and distribution of samples, and all of its professional sales representatives to whom such samples are distributed, comply with all requirements of the AGENCIES including the Prescription Drug Marketing Act of 1987 (as such may be subsequently modified), as well as reasonable compliance with the U.S. Food and Drug Administration's proposed regulations, published at 59 Fed. Reg. p11842, March 14, 1994. Specifically, such procedures shall include a requirement that COMPANY shall notify SB immediately upon learning that any samples shipped by SB to COMPANY have been lost or have not been received as scheduled. Furthermore, such procedures shall include a requirement that COMPANY shall be responsible for reporting directly to the relevant AGENCY any known thefts or significant losses of samples, as such is required by AGENCY policy or regulation, and COMPANY shall promptly provide SB with a complete copy of any such report. In the event that COMPANY or any of its professional representatives fails to comply or causes SB to fail to comply with any of the requirements of the Prescription Drug Marketing Act of 1987 (as such may be subsequently modified) and a civil penalty is assessed against SB or any of its AFFILIATES or employees, then COMPANY shall hold harmless and indemnify SB, its AFFILIATES and their officers, directors, shareholders, employees, successors and assigns from and against any such civil penalty or other damages or losses related thereto, including attorneys' fees.

         3.3.4 Upon reasonable advance notice to COMPANY, SB shall be entitled, at SB's expense, to conduct an inspection and audit of COMPANY's sample allocation at any of COMPANY's owned or controlled facilities where samples of DENAVIR(R) received from SB under this AGREEMENT are stored. The purpose of such inspection and audit shall be solely to ensure compliance with the applicable provisions of the Prescription Drug Marketing Act of 1987 (as such

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                  may be subsequently  modified) and with the provisions of this
                  AGREEMENT, as well as to copy records relating to sample receipt, storage and distribution.

         3.3.5 Upon the termination or expiration of the AGREEMENT, COMPANY shall promptly return, at COMPANY'S expense, to SB's designated distribution center, any samples of DENAVIR(R) received by COMPANY from SB under this AGREEMENT which are still in its or its sales representatives possession.

         3.3.6 The parties understand and acknowledge that COMPANY does not currently have the procedures in place to receive, store and/or distribute samples to TARGET PRESCRIBERS in accordance with the terms of this Agreement. Therefore, until such time as COMPANY is able to receive, store and/or distribute samples to TARGET PRESCRIBERS in accordance with the terms of this Agreement, COMPANY shall not be required to do so; provided, however, that COMPANY agrees to use good faith efforts to be able to receive, store and distribute samples to TARGET PRESCRIBERS in accordance with the terms of this Agreement prior to January 1, 1999.

3.4      OVERSIGHT TEAM

         3.4.1 Within fifteen (15) days following the EFFECTIVE DATE, the parties shall form a team which shall have oversight responsibility for the parties' performance of their respective obligations under this AGREEMENT. The team shall be known as the "Oversight Team", and it shall be composed of, at least, a product manager representative from each party ("Product Manager"). The Product Manager for each party shall be the point person for such party with respect to all activities related to the training, PROMOTION and PERSONAL SELLING of DENAVIR(R) under this AGREEMENT, including assisting sales training personnel and product and sales management teams. The Product Managers shall meet periodically, as often as is necessary, formally or informally, with face-to-face meetings alternating between SB facilities and COMPANY facilities, provided that the first such meeting shall be held no later than thirty (30) days after the EFFECTIVE DATE. Each party may replace its Product Manager at any time, upon at least one (1) week's prior written notice to the other party.

4.       COMPENSATION

         4.1 SB shall pay COMPANY compensation during each PROMOTION PERIOD according to the following procedure. The DENAVIR(R) PRESCRIPTION BASELINE applicable to such PROMOTION PERIOD shall be subtracted from the amount of GROSS PRESCRIPTIONS for such PROMOTION PERIOD, and COMPANY shall be entitled to an
                  amount equal to INCREMENTAL RX multiplied by       *         .

         4.2 For the first PROMOTION PERIOD, SB shall pay COMPANY the payments outlined in Paragraph 4.1 within sixty (60) days after the end of the first PROMOTION PERIOD. For any subsequent PROMOTION PERIODS (if any) during the TERM OF THE

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*    Confidential  information  has been omitted and filed  separately  with the
     Securities and Exchange Commission.

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                  AGREEMENT,  SB shall pay  COMPANY  the  payments  outlined  in
                  Paragraph 4.1 in quarterly installments, each installment to be paid within sixty (60) days after the end of the quarter.

         4.3 In the event that the first PROMOTION PERIOD does not commence until after November 1, 1998, the DENAVIR(R) PRESCRIPTION BASELINE for such period shall be proportionally reduced to reflect the reduced period of time of the first PROMOTION PERIOD, as mutually agreed upon by the parties.

         4.4 In the event this AGREEMENT is terminated prior to the completion of any PROMOTION PERIOD, the amount of compensation that SB will be obligated to pay COMPANY shall be based upon an adjusted DENAVIR(R) PRESCRIPTION BASELINE that reflects the reduced term of the PROMOTION PERIOD. In particular, the DENAVIR(R) PRESCRIPTION BASELINE and GROSS PRESCRIPTIONS for the abbreviated PROMOTION PERIOD shall be appropriately reduced based on the actual number of months that have elapsed during the PROMOTION PERIOD as compared to the number of months in the original PROMOTION PERIOD.

         4.5 In the event SB terminates this AGREEMENT pursuant to Paragraph 13.4 below, SB shall be obligated to pay COMPANY compensation for an additional one month period following the effective date of such termination. Such compensation shall be calculated in accordance with this Section 4.

5.       TRADEMARKS

         5.1 DENAVIR(R) shall be PROMOTED and PERSONAL SALES shall be made by COMPANY to TARGET PRESCRIBERS in the TERRITORY under the trademark "DENAVIR(R)", which trademark is owned by SB.

         5.2 This AGREEMENT does not constitute a grant of any property right or interest to COMPANY, by license or otherwise, in DENAVIR(R) or in any other trademarks owned by SB or any AFFILIATE, or to use any such trademark for any purpose, except to the extent that such use is necessary to enable COMPANY to PROMOTE and make PERSONAL SALES of DENAVIR(R) in accordance with this AGREEMENT. COMPANY hereby expressly acknowledges its recognition of the validity of the title of SB or its AFFILIATES to the trademarks and trade names in the TERRITORY used by SB or its AFFILIATES in connection with DENAVIR(R), whether registered or not. SB shall own all such trademarks and trade names and shall retain such ownership upon termination or expiration of this AGREEMENT

         5.3 COMPANY shall not undertake any action in respect of the registration, renewal, or infringement of SB's trademarks or trade names without SB's written consent.

6.       CLINICAL TRIALS

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         6.1      During the TERM OF THE AGREEMENT, COMPANY shall not conduct or commission pre-clinical, clinical, or other studies and/or trials with respect to DENAVIR(R).

7.       COMMUNICATIONS

         7.1 COMPANY shall promptly communicate to SB all material comments, requests and inquiries of the medical profession or any other THIRD PARTIES and all information relating to DENAVIR(R), including without limitation, market and safety information, within the TERRITORY, of which it becomes aware. All responses to the medical profession or such other THIRD PARTIES shall be handled solely by SB. The parties shall cooperate with one another to the extent necessary to fully respond to such communications.

         7.2 The parties shall assist one another (as requested) with respect to communications from AGENCIES. All communications with AGENCIES concerning DENAVIR(R), including, without limitation, all communications related to adverse reaction reporting, shall be the sole responsibility of SB. The parties shall fully cooperate with one another to the extent necessary to fully respond to such communications.

         7.3 COMPANY shall promptly notify SB of market, economic, regulatory and other developments of which COMPANY becomes aware which may affect the sale of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY. SB shall promptly notify COMPANY of any Adverse Experiences (as defined in Paragraph 8 below) of which it becomes aware.

8.       ADVERSE EXPERIENCE REPORTING AND REGULATORY MATTERS

         8.1 The term "Adverse Experience(s)" as used in this Article 8 shall mean any noxious, pathological or unintended change in anatomical, physiological or metabolic function as indicated by physical signs, symptoms and/or laboratory changes occurring in clinical trials, post-marketing surveillance, or clinical practice during use of DENAVIR(R), or published in the medical literature, whether or not considered causally related to the DENAVIR(R). This includes an exacerbation of a pre-existing condition, intercurrent illness, drug interaction, significant worsening of a disease under investigation or treatment, and significant failure of expected pharmacological or biological action.

         8.2 With respect to Adverse Experiences, the following shall apply in all circumstances:

           (a) During the TERM OF THE AGREEMENT SB will have exclusive responsibility and authority to report Adverse Experiences reported to it in respect of DENAVIR(R) to the appropriate AGENCIES in the TERRITORY in accordance with the laws and regulations thereof.
           (b) An Adverse Experience will be considered 'serious' if it is any one or more of the following, i.e., fatal, life threatening, persistent or significant disability or

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         incapacity,    results   in    hospitalization   or   prolongation   of
         hospitalization, a congenital abnormality/birth defect, a carcinoma, or an overdose. In addition, any Adverse Experience which suggests a
         significant  hazard,  contraindication,   side  effect,  precaution  or
         requires surgical intervention to prevent one of the outcomes listed above that may be associated with the use of DENAVIR(R) will be considered a serious Adverse Experience.

           (c) All  Adverse  Experience  reports  and  queries  for SB should be addressed to SmithKline Beecham Product Information, Attention: Roya Behbahani FP 1015, One Franklin Plaza, Philadelphia, PA 19101 (phone 800-366-8900 x6337) (fax 1-215-751-3148) and for COMPANY should be addressed to Mary Granados, Collagenex Pharmaceuticals, Inc., 301 South State Street, Newtown, Pennsylvania 18940 (phone 1-888-339-5678) (fax 1-770-693-9300), or such other safety representative as may be designated by SB for SB or by COMPANY for COMPANY.

           (d) The local U.S. safety department of each party will report to the local U.S. safety department of the other party all Adverse Experiences reported to it in respect of DENAVIR(R) as follows:
               (i) fatal unexpected and life-threatening unexpected Adverse Experiences by telephone or facsimile within one (1) calendar day of receipt;
               (ii) all other serious Adverse Experiences in writing within five
         (5) calendar days of  receipt;
               (iii) a summary of all Adverse Experiences, serious and non-serious, in writing on a monthly basis, indicating those cases which have previously been reported to the other party.
         Further information received on any serious Adverse Experience (or any information which changes an Adverse Experience from non-serious to serious) will also be reported to the other party within one (1) or five (5 ) calendar days of receipt by the central safety department, according to the above criteria.

8.3 The parties agree throughout the duration of this AGREEMENT to maintain records and otherwise establish procedures to assure compliance with all regulatory, professional, and other legal requirements which apply the promotion and marketing of DENAVIR(R).

9.       MISCELLANEOUS

9.1 SB shall be exclusively responsible for accepting and filling purchase orders, billing, and returns with respect to DENAVIR(R), except as otherwise provided in Paragraph 10.1. COMPANY shall immediately direct any inquiries related to orders or matters related thereto it receives for DENAVIR(R) to SB for acceptance or rejection, which acceptance or rejection shall be at SB's sole discretion.

9.2 The appointment of COMPANY under Article 2 shall not create a joint venture, or an employer-employee relationship or a principal-agent relationship other than as

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         specifically  provided  in this  AGREEMENT,  with  respect to terms and conditions of the PROMOTION and PERSONAL SELLING of DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY.

9.3 Nothing in this AGREEMENT shall be deemed to authorize either party to act for, represent, or bind the other party or any of its AFFILIATES other than as specifically provided by this AGREEMENT.

9.4 Neither party shall have any responsibility for the hiring, firing, compensation or benefits of the other party's employees. No employee or representative of a party shall have any authority to bind or obligate the other party to this AGREEMENT for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without said party's authorized written approval.

10.      RETURN/RECALL

10.1 Any DENAVIR(R) or DENAVIR(R) related items returned to COMPANY shall be shipped by COMPANY to SB's facility identified by SB as the point for receiving returned goods, with any reasonable or authorized shipping or other documented direct cost to be paid by SB.

10.2 At SB's request, COMPANY will promptly assist SB in obtaining and receiving any samples of DENAVIR(R) or DENAVIR(R) related items that have been recalled, and any reasonable and necessary direct documented costs incurred by COMPANY with respect to participating in such recall shall be reimbursed by SB.

11.      FORCE MAJEURE

11.1 Neither of the parties shall be liable or be in breach of any provision of this AGREEMENT for any failure or omission on its part to perform any obligation because of force majeure, including, but not limited to war, riot, fire, explosion, flood, sabotage, accident or breakdown of machinery; unavailability of fuel, labor, containers or transportation facilities; accidents of navigation or breakdown or damages of vessels, or other conveyances for air, land or sea; other impediments or hindrances to transportation; strike or other labor disturbances; or any other cause beyond the control of the party; and provided that such failure or omission resulting from one of the above causes is cured as soon as practicable after the occurrence of one or more of the above-mentioned.

12.      SECRECY AND NON-USE

12.1 All confidential information which is received by either party from the other party during the TERM OF THE AGREEMENT shall be maintained in strict confidence by the receiving party. All confidential information whether generated by SB or COMPANY shall be disclosed only to SB or COMPANY employees and consultants who have been instructed to treat such information in strict confidence and on a "need-to-know" basis. This information shall be protected from disclosure to THIRD PARTIES with at least the

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         same  degree of care used by such  employees  when  dealing  with their
         employer's  confidential  information,   but  in  no  event  less  than
         reasonable care. Further, such information shall not be disclosed to any other person, firm, or AGENCY, governmental or private, or used for purposes other than set forth herein, without the prior written consent of the disclosing party except to the extent that the information:

         12.1.1 is known at the time of its receipt by the receiving party and is documented in its tangible records, or

         12.1.2   is properly in the public domain, or

         12.1.3 is subsequently disclosed to the receiving party by a THIRD PARTY who may lawfully do so, or

         12.1.4   is independently developed by the receiving party, or

         12.1.5   is  required  by  law  or   regulation   to  be  disclosed  to
                  governmental agencies.

         This provision shall survive termination of this AGREEMENT for a period of five (5) years.








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12.2     Upon termination or expiration of this AGREEMENT,  and upon the request of the disclosing party, the receiving party shall return all such information and copies thereof in its possession, except that the receiving party may keep one copy of such information in its legal department confidential files solely for archival purposes. Such archival copy will be deemed to be the confidential information of the disclosing party, and will not be copied or distributed in any manner without the express prior written permission of the disclosing party, except as otherwise provided in Paragraph 12.1.

13.      TERM AND TERMINATION

13.1 The TERM OF THE AGREEMENT is as defined in Paragraph 1.14, and the AGREEMENT shall expire upon the expiration of the period outlined in Paragraph 1.14 unless the parties mutually agree, in writing, to extend the TERM OF THE AGREEMENT in accordance with Paragraph 13.6. The AGREEMENT may be terminated earlier than the expiration of the TERM OF THE AGREEMENT as provided in this Article 13.

13.2 Notwithstanding Paragraph 13.3 below, SB may terminate the AGREEMENT at any time, upon five (5) days written notice, if SB reasonably determines that COMPANY has breached any warranty or representation made by COMPANY under this AGREEMENT, including, without limitation, those outlined in Paragraphs 3.1.1, 3.1.5.2, 3.1.6, 3.1.7, or if SB reasonably determines that COMPANY is otherwise acting illegally in the manner in which it is PERSONAL SELLING or PROMOTING DENAVIR(R) in the TERRITORY, or if SB reasonably determines that COMPANY is interfering with SB's rights under Paragraph 3.1.10.

13.3 If either party materially fails or neglects to perform material covenants or provisions of this AGREEMENT and if such default is not corrected within thirty (30) days after receiving written notice from the other party with respect to such default, such other party shall have the right to terminate this AGREEMENT by giving written notice to the party in default provided the notice of termination is given prior to correction of the default.

13.4 SB may terminate the AGREEMENT at any time by giving COMPANY at least thirty (30) days written notice thereof for business or strategic reasons, including, without limitation, in the event:

                  (a) DENAVIR(R) is approved by the appropriate AGENCIES for sale in the TERRITORY as an over-the-counter product; or
                  (b) SB determines, in its sole discretion, to embark upon a direct to consumer advertising effort for DENAVIR(R) in the TERRITORY; or
                  (c) SB determines, in its sole discretion, to directly conduct PERSONAL SALES and PROMOTE DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY.

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13.5     COMPANY may  terminate  the AGREEMENT at any time by giving SB at least thirty (30) days written notice thereof for business or strategic reasons.

13.6 In the event that the AGREEMENT expires in accordance with Paragraph 13.1, or is terminated by either SB or COMPANY in accordance with Paragraphs 13.4 or 13.5, respectively, SB and COMPANY agree to discuss in good faith for no more than thirty (30) days (or such longer or shorter period as may be mutually agreed upon by the parties) the terms and conditions of an arrangement pursuant to which the parties would continue to work together to promote and/or market products to TARGET PRESCRIBERS including, without limitation, DENAVIR(R) and PERIOSTAT(R); provided, however, that it is expressly understood and agreed that neither party shall be under any obligation to enter into such an arrangement. The parties acknowledge and understand that the terms and conditions of such an arrangement may be substantially different than the terms of this AGREEMENT as a result of changes in circumstances, including, without limitation, the approval of DENAVIR(R) by the appropriate AGENCIES for marketing and sale in the TERRITORY as over-the-counter product.

13.7 Either party may terminate this AGREEMENT if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

13.8 SB may terminate this AGREEMENT upon thirty (30) day written notice in the event either party is the subject of a "Change of Control." For purposes of this Paragraph, a "Change of Control" shall mean (i) the sale or conveyance of all or substantially all of the party's property, business or assets, whether tangible or intangible, or (ii) the merger or consolidation with any other corporation (other than an AFFILIATE) or (iii) the completion of any transaction or series of related transactions in which more than fifty percent (50%) of the voting power or equity interests of the party are disposed of.

13.9 During any period preceding the effective date of termination, each party shall continue to diligently fulfill all obligations of this AGREEMENT, which shall continue to apply during such period in accordance with the provisions of this AGREEMENT.

13.10 The termination of this AGREEMENT shall not affect SB's obligations to pay any amount owing to COMPANY which accrued prior to the effective date of termination. Termination or expiration of this AGREEMENT shall terminate all obligations and rights between the parties arising from this AGREEMENT except those described in Article 12 and Paragraphs 4.5, 13.6, 13.10, 14.3, 15.2, 15.3, 15.4 and 15.5, as well as any other provision which, by its terms, is stated to survive the termination or expiration of this

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         AGREEMENT.  In addition,  any other provision required to interpret and enforce the parties' rights and obligations under this AGREEMENT also shall survive to the extent required for the full observation and performance of this AGREEMENT by the parties hereto.

14.      RECORDKEEPING PROVISIONS

14.1 As a courtesy, COMPANY agrees to use good faith efforts to submit to SB, within twenty (20) days of the end of each month during the TERM OF THIS AGREEMENT, an accounting of all PERSONAL SALES made by COMPANY sales representatives for DENAVIR(R) to TARGET PRESCRIBERS in the TERRITORY made during such month, and any other information in COMPANY's possession which SB reasonably deems necessary regarding all such PERSONAL SALES; provided, however, that is expressly understood and agreed that failure of COMPANY to provide such reports to SB shall not be deemed a material breach of this Agreement (so long COMPANY uses good faith efforts to provide such reports). The PERSONAL SALES reports shall be in a form mutually acceptable to both parties. In the event SB, in good faith, believes that such information is inaccurate, COMPANY and SB shall promptly meet to attempt to reach a mutually acceptable conclusion on such matter. In the event the parties cannot reach such mutually acceptable conclusion, SB may pursue its audit option under Paragraph 14.2.

14.2 SB, at its expense, may request and COMPANY shall permit an independent, certified public accountant, except one to whom COMPANY has a reasonable objection, to have access during ordinary business hours to COMPANY's records necessary to determine the correctness of any data supplied to SB by COMPANY under Paragraph 14.1. Such examination shall not take place more than once for each given PROMOTION PERIOD.

14.3 SB shall keep accurate records in sufficient detail to enable the amount due to COMPANY under Article 4 to be determined. In this regard, SB shall submit to COMPANY, within sixty (60) days after the end of the first PROMOTION PERIOD and after each quarter during each subsequent PROMOTION PERIOD, if any, a statement of all GROSS PRESCRIPTIONS during such period and the calculation of INCREMENTAL RX for such period. Upon COMPANY's request, and at its expense, SB shall permit an independent, certified public accountant, except one to whom SB has a reasonable objection, to have access during ordinary business hours to SB's records, but only to the extent necessary to determine the correctness of any report or payment. Such examination shall not take place more than once for any given PROMOTION PERIOD. These requests with respect to any PROMOTION PERIOD shall terminate twelve (12) months after the end of such PERIOD. No information other than a statement as to the correctness of any report or payment shall be supplied to COMPANY by such accountant. In the event of a determination by the independent, certified public accountant that there has been an inaccurate report or payment made hereunder, an appropriate adjustment shall be made to the next payment due to COMPANY. In the event the audit reveals an underpayment by SB of greater than five percent (5%), SB shall reimburse COMPANY for the reasonable costs and expenses associated with the audit.

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15.      WARRANTIES, REPRESENTATIONS, INDEMNIFICATIONS & INSURANCE

15.1 Each party warrants and represents to the other that it has the full right and authority to enter into this AGREEMENT, and that it is not aware of any impediment that would inhibit its ability to perform any of its obligations under this AGREEMENT.

15.2 SB shall defend, indemnify and hold harmless COMPANY, its officers, directors, shareholders, employees, successors and assigns from and against all claims, complaints, or lawsuits for damages that arise (i) as a result of the activities of any employee or agent of SB or anyone acting on behalf of SB, such as any of its employees, agents or representatives, including, but not limited to, negligence, malfeasance or willful misconduct, (ii) as a result of personal injury, death or tangible personal property damage that is alleged to have been caused by or attributed to any DENAVIR(R) which is dispensed, utilized, ingested, and/or administered in the TERRITORY, provided:

            (a) SB shall not be obligated under this Paragraph if it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such action, that (i) the injury was the result of the performance by any employee or agent of COMPANY or anyone acting on behalf of COMPANY, such as any of its employees, agents or representatives, including, but not limited to, negligence, malfeasance or willful misconduct, unless the primary legal theory of the complaint is related to a product defect due to a failure to inform and COMPANY has followed the training and instructions provided by SB under this AGREEMENT, or (ii) the injury was the result of the failure to adhere to the terms of this AGREEMENT by any employee or agent of COMPANY or anyone acting on behalf of COMPANY, such as any of its employees, agents or representatives, including, but not limited to, negligence, malfeasance or willful misconduct, or (iii) the injury was the result of a breach of any warranty or representation, whether express or implied, made by COMPANY under this AGREEMENT;
            (b) SB shall have no obligation  under this Paragraph unless COMPANY
        (i) gives SB prompt written notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT, (ii) SB is granted full authority and control over the defense, including settlement, against such claim or lawsuit or other action, and (iii) COMPANY cooperates fully with SB and its agents in defense of the claims or lawsuit or other action; and
            (c) COMPANY shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Paragraph utilizing attorneys of its choice, at its own expense, provided, however, that SB shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which COMPANY seeks indemnification under this Paragraph.

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15.3     COMPANY  shall  defend,  indemnify  and hold harmless SB, its officers, directors, shareholders, employees, successors and assigns from and against all claims, complaints, or lawsuits for damages that arise (i) as a result of the activities of any employee or agent of COMPANY or anyone acting on behalf of COMPANY, such as any of its employees, agents or representatives, including, but not limited to, negligence, malfeasance or willful misconduct, or (ii) as a result of the failure to adhere to the terms of this AGREEMENT by any employee or agent of COMPANY or anyone acting on behalf of COMPANY, such as any of its employees, agents or representatives, including, but not limited to, negligence, malfeasance or willful misconduct, or (iii) as a result of a breach of any warranty or representation, whether express or implied, made by COMPANY under this AGREEMENT, provided that:

            (a) COMPANY shall not be obligated under this Paragraph if it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such action, that the injury was the result of the performance by any employee or agent of SB or anyone acting on behalf of SB, such as any of its employees, agents or representatives, including, but not limited to, negligence, malfeasance or willful misconduct;
            (b) COMPANY shall have no obligation  under this Paragraph unless SB
        (i) gives COMPANY prompt written notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT, (ii) COMPANY is granted full authority and control over the defense, including settlement, against such claim or lawsuit or other action, and
        (iii) SB cooperates fully with COMPANY and its agents in defense of the claims or lawsuit or other action; and
            (c) SB shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Paragraph utilizing attorneys of its choice, at its own expense, provided, however, that COMPANY shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which SB seeks indemnification under this Paragraph.

15.4 Notwithstanding the provisions of Paragraphs 15.2 and 15.3, above, SB and COMPANY agree and understand that, in the event of a claim, complaint, suit, proceeding or cause of action brought against one party containing allegations of liability based on activities for which such party was responsible, such party shall control and bear financial responsibility for its own defense; unless the other party agrees to control and bear financial responsibility of such defense.

15.5 Immediately upon DENAVIR(R) PROMOTION INITIATION DATE, and for a period of five (5) years after the expiration of this AGREEMENT or the earlier termination thereof, each party shall obtain and/or maintain, respectively, at its sole cost and expense, product liability insurance in amounts, respectively, which are reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities at the

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         respective  place of  business of each party.  Such  product  liability insurance shall insure against all liability, including personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution or marketing of DENAVIR(R) in the TERRITORY. Each party shall provide written proof of the existence of such insurance to the other party upon request.

16.      WAIVER/MODIFICATION

16.1 Any term or condition of this AGREEMENT may be waived or modified at any time by the party entitled to the benefit thereof by a written instrument executed by both parties. No delay or failure on the part of any party in exercising any rights hereunder and no partial or single exercise thereof, will constitute a waiver of such rights or of any rights hereunder.

17.      HEADINGS

17.1 The headings used in this AGREEMENT are intended for guidance only and shall not be considered part of the written understanding between the parties hereto.

18.      GOVERNING LAW

18.1     This  AGREEMENT  shall be construed  and the  respective  rights of the parties hereto determined according to substantive laws of the Commonwealth of Pennsylvania notwithstanding the provisions governing conflict of laws under such law to the contrary.

19.      SEPARABILITY

19.1 In the event any portion of this AGREEMENT shall be held illegal, void or ineffective, the remaining portions shall remain in full force and effect.

19.2 If any of the terms or provisions of this AGREEMENT are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

19.3 In the event that the terms and conditions of this AGREEMENT are materially altered as a result of Paragraphs 19.1 or 19.2, the parties will renegotiate the terms and conditions of this AGREEMENT to resolve any inequities.

20.      ENTIRE AGREEMENT

20.1 This AGREEMENT contains the entire agreement between the parties in respect of the subject matter hereof and supersedes and cancels all previous agreements, negotiations, commitments and writings between the parties hereto in respect of the subject matter hereof and may not be changed or modified in any manner or released, discharged, abandoned or otherwise terminated unless in writing and signed by the duly authorized officers or representatives of the parties.

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21.      NOTICE

21.1 Any notice or request required or permitted to be given in connection with this AGREEMENT shall be deemed to have been sufficiently given if sent by pre-paid registered mail or telecopier to the intended recipient at the address set forth below or such other business address as may have been furnished in writing by the intended recipient to the sender. The date of mailing or telecopying shall be deemed to be the effective date on which notice was given, provided that all telecopies shall contain a provision requiring the intended recipient to confirm receipt and such telecopy shall not be effective unless confirmation of its receipt is received within twenty-four (24) hours of its transmission.

         Any notice required to be given to COMPANY shall be addressed to:

                 Collagenex Pharmaceuticals, Inc.
                 301 South State Street
                 Newtown, Pennsylvania 18940
                 Attention:  President

         Any notice required to be given to SB shall be addressed to:

                 SmithKline Beecham Consumer Healthcare
                 100 Beecham Drive
                 Pittsburgh, PA  15230
                 Attention:  Director, Medical Sales

                 Copy to:
                 SmithKline Beecham Corporation
                 One Franklin Plaza (FP2360)
                 P.O. Box 7929
                 Philadelphia, Pennsylvania 19101
                 Attention:  Corporate Legal

22.      DISPUTE RESOLUTION

22.1 Any dispute, controversy or claim arising out of or relating to this AGREEMENT (hereinafter collectively referred to as "Dispute") shall be attempted to be settled by the parties, in good faith, by submitting each such Dispute to the Oversight Committee in an effort to effect a mutually acceptable resolution thereof. In the event no mutually acceptable resolution is achieved within fourteen (14) calendar days after submission to the Oversight Committee, then the Oversight Committee shall submit each such Dispute to the President of SB's US Consumer Healthcare (with a copy to SB's Corporate Legal Department) and to the Office of President & CEO of COMPANY (with a copy to

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         COMPANY's  legal   department)  in  an  effort  to  effect  a  mutually
         acceptable resolution thereof. In the event no mutually acceptable resolution is achieved within fourteen calendar (14) days after submission to such persons, then each party shall be entitled to seek relief for such Dispute by using any appropriate mechanism which may be available, such as, but not limited to, judicial relief.

23.      PUBLIC ANNOUNCEMENTS

23.1 No public announcement or other disclosure to THIRD PARTIES concerning the existence of or terms of this AGREEMENT shall be made, either directly or indirectly, by any party to this AGREEMENT, except as may be legally required or as may be required for recording purposes, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement or disclosure. The party desiring to make any such public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this AGREEMENT to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such disclosure. The parties agree that the material financial terms of this Agreement are sensitive commercial information for which confidential treatment should be obtained.

24.      ASSIGNMENT

24.1 This AGREEMENT and the promotion rights herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this AGREEMENT nor any interest hereunder shall be assignable (including by operation of law) by either party without the prior written consent of the other; provided, however, that SB may assign this AGREEMENT to any AFFILIATE, or to any corporation with which it may merge or consolidate or to which it may transfer all or substantially all of its assets to which this AGREEMENT relates, without obtaining the consent of COMPANY.

25.      EXECUTION IN COUNTERPARTS

25.1 This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS  WHEREOF,  the parties  have caused this  AGREEMENT to be executed by their duly authorized officers or representatives.



COLLAGENEX PHARMACEUTICALS, INC.


By: /s/  BM Gallagher
   ------------------------------------------

Title: President & CEO
      ---------------------------------------



SMITHKLINE BEECHAM CONSUMER HEALTHCARE, L.P., a Delaware Limited Partnership

By: /s/  Illegible
   ------------------------------------------

Title: VP & Director, Medical Marketing and Sales
      -------------------------------------------

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                                   APPENDIX A

   Calculation of the DENAVIR(R) PRESCRIPTION BASELINE for the first PROMOTION
                                     PERIOD

















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